Exhibit 99.1

NORTHSTAR REALTY EUROPE
ANNOUNCES FOURTH QUARTER 2016 RESULTS

NEW YORK, March 15, 2017 -- NorthStar Realty Europe Corp. (NYSE: NRE) (“NorthStar Realty Europe” or “NRE” ), a European office REIT, today announced its results for the fourth quarter ended December 31, 2016.

Highlights

•
U.S. GAAP net income to common stockholders of $13.9 million, or $0.24 per diluted share for the fourth quarter 2016 and net loss to common stockholders for the year ended 2016 of $(61.8) million or $(1.07) per diluted share

•	Cash available for distribution (“CAD”) of $9.9 million, or $0.17 per share for the quarter and $0.87 per share for the full year

•
Cushman & Wakefield LLP[1] issued an independent third party year-end valuation of approximately $2.0 billion for NRE’s real estate portfolio (“Portfolio Market Value”), in line with the mid-year valuation

•
Continued progress of NRE’s capital recycling plan with 19 non-strategic properties sold since January 2016 through March 1, 2017 for a combined sales price in excess of $445 million, a slight premium to the latest available independent valuation

•	Fully settled $340 million 4.625% senior stock-settable notes in cash

•	Fourth quarter 2016 cash dividend of $0.15 per share

•	Approximately 27,000 sqm (7% of the portfolio) leased or renewed in 2016

•	On January 10, 2017, NRE’s manager completed a tri-party merger to form Colony NorthStar, Inc.

Fourth Quarter 2016 Results
NRE reported net income to common stockholders for the fourth quarter 2016 of $13.9 million, or $0.24 per diluted share and net loss to common stockholders for the year ended 2016 of $(61.8) million or $(1.07) per diluted share. CAD for the fourth quarter of 2016 was $9.9 million, or $0.17 per share and $0.87 per share for the full year. The fourth quarter 2016 CAD included the following items: (i) property operating expenses of approximately $(2.2) million, or $(0.03) per share; and (ii) audit and other corporate G&A expenses of $0.4 million or ($0.01) per diluted share. The fourth quarter CAD includes an element of non-recurring expenses that we do not anticipate being the run-rate in the future. Excluding these non-recurring expenses, CAD per share for the fourth quarter 2016 would have been approximately $0.21 per share. For more information and a reconciliation of CAD to net income (loss) attributable to common stockholders, please refer to the tables on the following pages.

Mahbod Nia, Chief Executive Officer, commented, “We are pleased to report a productive year in which we reshaped our portfolio to focus primarily on high quality office properties in key cities within Germany, the United Kingdom and France. Consistent with this strategy, we sold 19 non-strategic properties during the year through March 1, 2017 at a collective premium to their independent valuation, reduced leverage and strengthened our balance sheet. In parallel, through active management of our properties, we successfully leased or renewed over 7% of the overall portfolio.” Mr. Nia continued, “Looking ahead, despite the geopolitical uncertainty across Europe, we remain confident in the strong macroeconomic fundamentals as well as the quality and diversity of our portfolio and its income profile.”

Property Disposals

•
Since January 2016 through March 1, 2017, NRE sold 19 non-strategic properties for a combined sales price in excess of $445 million, representing a slight premium to the latest available independent valuation.

Portfolio Results and Performance Metrics
Below are the portfolio results and performance metrics for the fourth quarter 2016.

•	As of March 1, 2017, NRE owned 30 properties across six countries valued at approximately $2.0 billion based on the Portfolio Market Value.

•	As of December 31, 2016, adjusted for sales through March 1, 2017, NRE’s overall portfolio was 84%[2] occupied with a 6.2 year weighted average remaining contractual lease term.

•
As of December 31, 2016, NRE’s core portfolio[3] of predominantly prime office properties represented 88% of the overall Portfolio Market Value and 83% of rental income. The core portfolio was 92% occupied with a 6.8 year weighted average remaining contractual lease term.

•
Net income to common stockholders for the fourth quarter 2016 totaled $13.9 million and net operating income, or NOI, was $23.9 million. For more information and a reconciliation of NOI to net income attributable to common stockholders, please refer to the tables on the following pages.

•	As of December 31, 2016, total equity was $600 million (U.S. GAAP depreciated value), or $10.67 per diluted share.

•
EPRA[4] net asset value, or EPRA NAV, of $15.88 per diluted share as of December 31, 2016, based on the Portfolio Market Value. The change compared to the third quarter of 2016 being primarily due to foreign exchange translation that was partially offset by the impact of share repurchases and a slight uplift in the year-end independent valuation. For more information and a reconciliation of EPRA NAV to total equity, please refer to the tables on the following pages.

•	We seek to mitigate foreign currency exposure to NRE’s cash flow through FX forward contracts.

Liquidity, Financing and Capital Markets Highlights
Unrestricted Cash

•	Unrestricted cash as of December 31, 2016 was approximately $66.3 million. Unrestricted cash as of March 13, 2017 was approximately $55.7 million.

Corporate Debt

•	During the fourth quarter 2016, NRE repaid its outstanding 4.625% senior stock-settable notes in cash, generating approximately $16 million of interest savings on an annual basis going forward.

•	No borrowings are outstanding under NRE’s revolving credit facility as of March 13, 2017.

Stockholders’ Equity

•
On November 23, 2015, the board of directors of NRE authorized the repurchase of up to $100 million of the company’s outstanding common stock. For the year ended December 31, 2016, NRE repurchased 5.7 million shares of its common stock for approximately $59 million at a weighted average price of $10.36 per share. From November 2015 through December 31, 2016, NRE repurchased 9.3 million shares of its common stock for approximately $100 million at a weighted average price of $10.71 per share.

•
On November 2, 2016, the board of directors of NRE authorized the repurchase of up to an additional $100 million of its outstanding common stock. The repurchases may occur from time to time in the open market and/or in privately negotiated transactions. The authorization will expire on November 2, 2017, unless otherwise extended by NRE's board of directors.

•	As of December 31, 2016, NRE had 56.2 million total common shares outstanding, including LTIPs and RSUs not subject to performance hurdles.

•
On January 10, 2017, NRE’s external manager, NorthStar Asset Manager Group Inc. (“NSAM”), completed a tri-party merger with NorthStar Realty Finance Corp. (“NorthStar Realty”) and Colony Capital, Inc. (“Colony”), under which the companies combined in an all-stock merger of equals transaction. Under the terms of the merger agreement, NSAM, Colony and NorthStar Realty, through a series of transactions, merged with and into NSAM, which was renamed Colony NorthStar, Inc. (NYSE: CLNS). Colony NorthStar, Inc. is a leading global equity REIT with an embedded investment management platform.

Supplemental Disclosure
Please refer to the supplemental presentation that will be posted on NRE’s website, www.nrecorp.com, which provides additional details regarding NRE’s operations and portfolio.

Earnings Conference Call
NRE will host a conference call to discuss Fourth Quarter and Fiscal Year 2016 financial and operating results on Wednesday, March 15, 2017 at 9:00 a.m. ET (13:00 GMT). Hosting the call will be Mahbod Nia, Chief Executive Officer, Scott Berry, Chief Financial Officer and Trevor Ross, General Counsel.

The call will also be audiocast live via NorthStar Realty Europe’s website at www.nrecorp.com. The call can be accessed live over the phone by dialing 1-866-966-5335 (U.S. Toll Free), or +44 (0) 20 3003 2666 (International) or 0808 109 0700 (United Kingdom), and using passcode: NorthStar. A replay of the call will be available approximately two hours after the call through April 14, 2017 by dialing 1-866-583-1035 (U.S. Toll Free), +44 (0) 20 8196 1998 (International), or 0800 633 8453 (United Kingdom), and using passcode: 4932170#.

About NRE Corp.
NRE Corp. is a European focused commercial real estate company with predominately prime office properties within key cities in Germany, the United Kingdom and France, organized as a REIT and managed by an affiliate of Colony NorthStar, Inc. (NYSE: CLNS), a leading global equity REIT with an embedded investment management platform. For more information about NorthStar Realty Europe Corp., please visit www.nrecorp.com.

NorthStar Realty Europe Corp.
Consolidated Statements of Operations
($ in thousands, except for per share data)
(Unaudited)

	Three Months Ended December 31,
	2016(1)	2015(1)
Revenues
Rental income	$25,700	$37,098
Escalation income	5,347	6,825
Other revenue	823	200
Total revenues	31,870	44,123
Expenses
Properties - operating expenses	8,628	9,794
Interest expense	7,955	14,738
Transaction costs	(23)	10,358
Impairment losses	—	1,710
Management fee, related party(2)	3,520	2,333
Other expenses	2,797	5,203
General and administrative expenses	2,900	1,369
Compensation expense	7,029	850
Depreciation and amortization	13,715	21,439
Total expenses	46,521	67,794
Other income (loss)
Unrealized gain (loss) on investments and other	9,613	2,622
Realized gain (loss) on investments and other	19,166	1,413
Income (loss) before income tax benefit (expense)	14,128	(19,636)
Income tax benefit (expense)	(226)	(14,544)
Net income (loss)	13,902	(34,180)
Net (income) loss attributable to non-controlling interests	(43)	231
Net income (loss) attributable to NorthStar Realty Europe Corp. common stockholders	$13,859	$(33,949)
Earnings (loss) per share:
Basic	$0.25	$(0.55)
Diluted	$0.24	$(0.55)
Weighted average number of shares:
Basic	54,766,995	62,183,638
Diluted	55,455,164	62,865,124
____________________

(1)
The consolidated financial statements for the three months ended December 31, 2016 and for the period from November 1, 2015 to December 31, 2015 represent NRE’s results of operations following the spin-off on October 31, 2015. The consolidated financial statements for the period from October 1, 2015 to October 31, 2015 represent: (i) NRE’s results of operations of the European real estate business as if the transferred business was the business for the periods in which common control was present; and (ii) an allocation of costs related to NRE. As a result, results of operations for the three months ended December 31, 2016 may not be comparable to NRE’s results of operations reported for the prior period presented.

(2)
NRE began paying fees on November 1, 2015, in connection with the management agreement with NRE’s manager, which refers to NorthStar Asset Management Group Inc. for the period prior to the mergers (between NorthStar Asset Management Group Inc., NorthStar Realty Finance Corp. and Colony NorthStar, Inc.) and Colony NorthStar, Inc. for the period subsequent to the mergers.

NorthStar Realty Europe Corp.
Consolidated Statements of Operations
($ in thousands, except for per share data)
(Unaudited)

	Year Ended Ended December 31,
	2016(1)	2015(1)
Revenues
Rental income	$124,321	$101,023
Escalation income	25,173	18,822
Other revenue	1,721	694
Total revenues	151,215	120,539
Expenses
Properties - operating expenses	35,892	26,559
Interest expense	41,439	36,129
Transaction costs	2,610	120,101
Impairment losses	27,468	1,710
Management fee, related party(2)	14,068	2,333
Other expenses	12,376	10,535
General and administrative expenses	8,077	3,502
Compensation expense	19,257	850
Depreciation and amortization	64,979	56,283
Total expenses	226,166	258,002
Other income (loss)
Unrealized gain (loss) on investments and other	(11,257)	(8,731)
Realized gain (loss) on investments and other	26,448	1,376
Income (loss) before income tax benefit (expense)	(59,760)	(144,818)
Income tax benefit (expense)	(2,742)	675
Net income (loss)	(62,502)	(144,143)
Net (income) loss attributable to non-controlling interests	749	1,007
Net income (loss) attributable to NorthStar Realty Europe Corp. common stockholders	$(61,753)	$(143,136)
Earnings (loss) per share:
Basic	$(1.07)	$(2.30)
Diluted	$(1.07)	$(2.30)
Weighted average number of shares:
Basic	57,875,479	62,183,638
Diluted	58,564,986	62,865,124
____________________

(1)
The consolidated financial statements for the year ended December 31, 2016 and for the period from November 1, 2015 to December 31, 2015 represent NRE’s results of operations following the spin-off on October 31, 2015. The consolidated financial statements for the period from January 1, 2015 to October 31, 2015 represent: (i) NRE’s results of operations of the European real estate business as if the transferred business was the business for the periods in which common control was present; and (ii) an allocation of costs related to NRE. As a result, results of operations for the year ended December 31, 2016 may not be comparable to NRE’s results of operations reported for the prior periods presented.

(2)
NRE began paying fees on November 1, 2015, in connection with the management agreement with NRE’s manager, which refers to NorthStar Asset Management Group Inc. for the period prior to the mergers (between NorthStar Asset Management Group Inc., NorthStar Realty Finance Corp. and Colony NorthStar, Inc.) and Colony NorthStar, Inc. for the period subsequent to the mergers.

NorthStar Realty Europe Corp.
Consolidated Balance Sheets
($ in thousands)

	December 31,
	2016	2015
Assets
Operating real estate, gross	$1,614,432	$2,120,460
Less: accumulated depreciation	(63,585)	(35,303)
Operating real estate, net	1,550,847	2,085,157
Cash and cash equivalents	66,308	283,844
Restricted cash	10,242	20,871
Receivables, net of allowance of $553 and $115 as of December 31, 2016 and 2015, respectively	6,015	9,663
Unbilled rent receivable	—	5,869
Assets held for sale	28,208	6,094
Derivative assets, at fair value	13,729	23,792
Intangible assets, net	148,403	241,519
Other assets, net	21,640	6,241
Total assets	$1,845,392	$2,683,050
Liabilities
Mortgage and other notes payable, net	$1,149,119	$1,424,610
Senior notes, net	—	333,798
Accounts payable and accrued expenses	28,004	39,964
Due to related party	4,991	3,995
Intangible liabilities, net	30,802	40,718
Liabilities held for sale	2,041	—
Other liabilities	28,918	42,654
Total liabilities	1,243,875	1,885,739
Commitments and contingencies
Redeemable non-controlling interest	1,610	1,569
Equity
NorthStar Realty Europe Corp. Stockholders’ Equity
Preferred stock, $0.01 par value, 200,000,000 shares authorized, no shares issued and outstanding as of December 31, 2016 and 2015	—	—
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 55,395,143 and 59,325,730 shares issued and outstanding as of December 31, 2016 and 2015, respectively	554	593
Additional paid-in capital	925,473	968,662
Retained earnings (accumulated deficit)	(282,769)	(186,246)
Accumulated other comprehensive income (loss)	(51,424)	2,560
Total NorthStar Realty Europe Corp. stockholders’ equity	591,834	785,569
Non-controlling interests	8,073	10,173
Total equity	599,907	795,742
Total liabilities and equity	$1,845,392	$2,683,050

Non-GAAP Financial Measures
Included in this press release are Cash Available for Distribution, or CAD, net operating income, or NOI, EPRA net asset value, or EPRA NAV, each a “non-GAAP financial measure,” which measures NRE’s historical or future financial performance that is different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of the applicable Securities and Exchange Commission, or SEC, rules. NRE believes these metrics can be a useful measure of its performance which is further defined below.
Cash Available for Distribution
We believe that CAD provides investors and management with a meaningful indicator of operating performance. We also believe that CAD is useful because it adjusts for a variety of items that are consistent with presenting a measure of operating performance (such as transaction costs, depreciation and amortization, equity-based compensation, realized gain (loss) on investments, asset impairment and non-recurring bad debt expense). We adjust for transaction costs because these costs are not a meaningful indicator of our operating performance. For instance, these transaction costs include costs such as professional fees associated with new investments, which are expenses related to specific transactions. Management also believes that quarterly distributions are principally based on operating performance and our board of directors includes CAD as one of several metrics it reviews to determine quarterly distributions to stockholders. The definition of CAD may be adjusted from time to time for our reporting purposes in our discretion, acting through our audit committee or otherwise. CAD may fluctuate from period to period based upon a variety of factors, including, but not limited to, the timing and amount of investments, repayments and asset sales, capital raised, use of leverage, changes in the expected yield of investments and the overall conditions in commercial real estate and the economy generally.
We calculate CAD by subtracting from or adding to net income (loss) attributable to common stockholders, non-controlling interests and the following items: depreciation and amortization items including straight-line rental income or expense (excluding amortization of rent free periods), amortization of above/below market leases, amortization of deferred financing costs, amortization of discount on financings and other and equity-based compensation; unrealized gain (loss) from the change in fair value; realized gain (loss) on investments and other (excluding accelerated amortization related to sales of investments); impairment on depreciable property; non-recurring bad debt expense; acquisition gains or losses; transaction costs; foreign currency gains (losses); impairment on goodwill and other intangible assets; and one-time events pursuant to changes in U.S. GAAP and certain other non-recurring items. These items, if applicable, include any adjustments for unconsolidated ventures.
CAD should not be considered as an alternative to net income (loss) attributable to common stockholders, determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, our methodology for calculating CAD involves subjective judgment and discretion and may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies.

The following table presents a reconciliation of CAD to net income (loss) attributable to common stockholders for the three months and year ended December 31, 2016 (dollars in thousands, other than per share data):

	December 31, 2016
	Three Months Ended	Year Ended
Net income (loss) attributable to common stockholders	13,859	(61,753)
Non-controlling interests	43	(749)

Adjustments:
Depreciation and amortization items(1)	22,609	93,913
Impairment losses	—	27,468
Unrealized (gain) loss from fair value adjustments	(9,613)	11,257
Realized (gain) loss on investments(2)	(18,858)	(27,235)
Transaction costs and other(3)	1,884	9,217
CAD(4)	$9,924	$52,118

CAD per share(5)	$0.17	$0.87
__________________

(1)
Three months ended December 31, 2016 represents an adjustment to exclude depreciation and amortization of $13.7 million, net amortization of above/below market leases of $0.3 million, amortization of deferred financing costs of $1.6 million and amortization of equity-based compensation of $7.0 million. Year ended December 31, 2016 represents an adjustment to exclude depreciation and amortization of $65.0 million, net amortization of above/below market leases of $2.6 million, amortization of deferred financing costs of $7.1 million and amortization of equity-based compensation of $19.3 million.

(2)
Three months ended December 31, 2016 includes an adjustment to exclude a $15.8 million realized net gain related to the sale of real estate investment, a $4.5 million realized net gain related to foreign currency transactions, a $1.5 million realized loss related to the write-off of the deferred financing costs associated with the repayment of our mortgage and other note payables and excludes $0.3 million of realized gain on the net cash received from derivatives. Year ended December 31, 2016 includes an adjustment to exclude a $18.6 million realized net gain related to the sale of real estate investment, a $16.0 million realized net gain related to foreign currency transactions, a $7.3 million realized loss related to the write-off of the deferred financing costs associated with the repayment of our mortgage and other note payables and excludes a $0.8 million realized loss on the net cash received from derivatives.

(3)
Three months ended December 31, 2016 represents an adjustment to exclude $0.9 million of bad debt expense and $1.0 million of taxes associated with the capital gain tax on the sale of real estate investments. Year ended December 31, 2016 represents an adjustment to exclude $1.3 million of bad debt expense, $2.6 million of transaction expense and $5.3 million of taxes associated with the capital gain tax on the sale of real estate investments.

(4)
CAD for the three months ended December 31, 2016 included the following items: (i) property operating expenses of approximately $(2.2) million, or $(0.03) per share and; (ii) audit and other corporate G&A expenses of $0.4 million or ($0.01) per diluted share. The fourth quarter CAD includes an element of non-recurring expenses that we do not anticipate being the run-rate in the future. Excluding these non-recurring expenses, CAD per share for the fourth quarter 2016 would have been approximately $0.21 per share.

(5)
CAD per share for the three months ending December 31, 2016 based on 57.1 million shares representing a weighted average number of shares. CAD per share for the year ended December 31, 2016 based on a weighted average number of shares of 60.0 million (common shares outstanding, including LTIPs and RSUs not subject to performance hurdles) for the year ending December 31, 2016.

Net Operating Income (NOI)
We believe NOI is a useful metric of the operating performance of our real estate portfolio in the aggregate. Portfolio results and performance metrics represent 100% for all consolidated investments and represent our ownership percentage for unconsolidated joint ventures. Net operating income represents total property and related revenues, adjusted for: (i) amortization of above/below market rent; (ii) straight-line rent (except with respect to rent free period); (iii) other items such as adjustments related to joint ventures and non-recurring bad debt expense and (iv) less property operating expenses. However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, transaction costs, depreciation and amortization expense, realized gains (losses) from the sale of properties and other items under U.S. GAAP and capital expenditures and leasing costs necessary to maintain the operating performance of properties, all of which may be significant economic costs. NOI may fail to capture significant trends in these components of U.S. GAAP net income (loss) which further limits its usefulness.
NOI should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, our methodology for calculating NOI involves subjective judgment and discretion and may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies.

The following table presents a reconciliation of NOI to property and other related revenues less property operating expenses for the three months and year ended December 31, 2016 (dollars in thousands):

	December 31, 2016
	Three Months Ended	Year Ended
Rental income	$25,700	$124,321
Escalation income	5,347	25,173
Other revenue	823	1,721
Total property and other revenues	31,870	151,215
Properties - operating expenses	8,628	35,892
Adjustments:
Amortization and other items(1)	691	3,756
NOI	$23,933	$119,079
___________________________________________________________

(1)
Three months ended December 31, 2016 primarily includes $0.9 million bad debt expense, offset by $0.2 million of amortization of above/below market rent. Year ended December 31, 2016 primarily includes $1.3 million bad debt expense and $2.5 million of amortization of above/below market rent.

(2)	The following table presents a reconciliation of NOI of our real estate segment to net income (loss) for the three months and year ended December 31, 2016 (dollars in thousands):

	December 31, 2016
	Three Months Ended	Year Ended
NOI	$23,933	$119,079
Adjustments:
Interest expense	(6,734)	(30,974)
Other expenses	(2,770)	(12,307)
Depreciation and amortization	(13,716)	(64,979)
Unrealized gain (loss) on investments and other	3,675	(15,040)
Realized gain (loss) on investments and other	20,616	32,019
Income tax benefit (expense)	(227)	(2,742)
Other items	(457)	(31,054)
Net income (loss) - Real estate segment	$24,320	$(5,998)
Remaining segments(i)	(10,461)	(55,755)
Net income (loss) attributable to common stockholders	$13,859	$(61,753)
________________________________________________________

(i)	Represents the net income (loss) in our corporate segment to reconcile to total net income (loss).

EPRA Net Asset Value (EPRA NAV)
NRE believes that disclosing EPRA NAV, a non-GAAP measure used by other European real estate companies, helps stockholders compare NRE’s balance sheet to other European real estate companies; however, EPRA NAV should not be considered as an alternative to net assets determined in accordance with U.S. GAAP as a measure of NRE’s asset values. As NRE’s entire portfolio is based in Europe, NRE calculates EPRA NAV to compare its balance sheet to other European real estate companies and believes that disclosing EPRA NAV provides investors with a meaningful measure of NRE’s net asset value. NRE calculates EPRA NAV based on the EPRA best practices recommendations. EPRA NAV makes adjustments to net assets as determined in accordance with U.S. GAAP in order to provide stockholders a measure of fair value of the company’s assets and liabilities with a long-term investment strategy. This performance measure excludes assets and liabilities that are not expected to be realized in normal circumstances. EPRA NAV includes the revaluation of investment properties and excludes the fair value of financial instruments that NRE intends to hold to maturity, deferred tax and goodwill that resulted from deferred tax. All other assets, including real property and investments reported at cost are adjusted to fair value based on periodic appraisals. This measure should not be considered as an alternative to measuring NRE’s net assets in accordance with U.S. GAAP.

The following table presents a reconciliation of EPRA NAV to total equity as at December 31, 2016 (dollars in thousands, other than per share data):

Total equity	$599,907
Adjustments
Operating real estate and net intangibles	(1,697,515)
Fair value of properties	1,999,491
IFRS NAV	901,883

Diluted NAV, after the exercise of options, convertibles and other equity interests	901,883
Fair value of financial instruments	(8,659)
EPRA NAV	893,224
Total equity per diluted share(1)	10.67
EPRA NAV per diluted share(1)	$15.88
__________________

(1)	Based on 56.2 million total common shares outstanding as of December 31, 2016, including LTIPs and RSUs not subject to performance hurdles.

Safe Harbor Statement

This press release contains certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements are generally identifiable by use of forward looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “hypothetical,” “continue,” “future” or other similar words or expressions. Forward looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward looking information. Such statements include, but are not limited to, the expected use of proceeds from the sale of any non-strategic or other properties; the extent to which NRE’s portfolio will be impacted by geopolitical uncertainty across Europe and whether Europe’s macro economic fundamentals will result in continued expansion in the region; the ability to execute on NRE’s strategy; whether properties currently being evaluated for sale or under contract will ultimately sell and if any such sales occur whether they will be consummated at prices expected; NRE’s ability to maintain dividend payments, at current levels, or at all; NRE’s ability to generate stable and recurring income streams with the potential for capital growth over time; whether NRE will produce higher CAD per share in the coming quarters, or ever; NRE’s use of leverage, including whether and when NRE may achieve its target leverage or timing; whether NRE will continue to make repurchases of its common stock pursuant to the stock repurchase program or the level of any such repurchases. Forward looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NRE’s expectations include, but are not limited to, NRE’s liquidity and financial flexibility; NRE’s future cash available for distribution; the pace and result of any asset disposals contemplated by NRE; NRE’s use of leverage; and the anticipated strength and growth of NRE’s business. Factors that could cause actual results to differ materially from those in the forward looking statements are specified in NRE’s annual report on Form 10-K for the year ended December 31, 2016, and its other filings with the Securities and Exchange Commission. Such forward looking statements speak only as of the date of this press release. NRE expressly disclaims any obligation to release publicly any updates or revisions to any forward looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Investor Relations:
Gordon Simpson, Finsbury, +1-855-527-8539 or +44 (0) 20-7251-3801
Disclaimer
As an opinion, appraisals are not a measure of realizable value and may not reflect the amount that would be received if the property in question were sold.  Real estate valuation is inherently subjective due to, among other factors, the individual nature of each property, its location, the expected future rental revenues from that particular property and the valuation methodology adopted. Real estate valuations are subject to a large degree of uncertainty and are made on the basis of assumptions and methodologies that may not prove to be accurate, particularly in periods of volatility, low transaction flow or restricted debt availability in the commercial or residential real estate markets. For example, in the appraisal, a number of the properties were valued using the special assumption that such properties would be purchased through a tax-efficient special purpose vehicle, and is therefore subject to lower purchaser transaction expenses.  If one or more assumptions are incorrect, the value may be materially lower than the appraised value.

Endnotes

1.
The external third-party valuation was prepared by Cushman & Wakefield LLP in accordance with the current U.K. and Global edition of the Royal Institution of Chartered Surveyors' (RICS) Valuation - Professional Standards (the "Red Book") on the basis of "Fair Value," which is widely recognized within Europe as the leading professional standards for independent valuation professionals. Each property is classified as an investment and has been valued on the basis of Fair Value adopted by the International Accounting Standards Board. This is the equivalent to the Red Book definition of Market Value. The Red Book defines Market Value as the estimated amount for which an asset or liability should exchange on the valuation date between a willing buyer and a willing seller in an arm's-length transaction after proper marketing where the parties had each acted knowledgeably, prudently and without compulsion. The Cushman & Wakefield LLP valuation assumes that certain properties would be purchased through market accepted structures resulting in lower purchaser transaction expenses (taxes, duties, and similar costs). This Cushman & Wakefield LLP valuation is as of December 31, 2016.

2.	Based on rent roll as of December 31, 2016. FX rates used as of December 31, 2016: EUR/USD = 1.05155, GBP/USD = 1.23363.

3.	Core portfolio comprises primarily office properties in Germany, the United Kingdom and France.

4.	EPRA = European Public Real Estate Association.